Exhibit 99.1
FOR IMMEDIATE RELEASE

CONTACTS/HGS:	CONTACT/AEGERA
Jerry Parrott	Donald Olds
Vice President, Corporate Communications	Chief Operating Officer
301-315-2777	& Chief Financial Officer
Kate de Santis	514-288-5532, x. 295
Director, Investor Relations	donald.olds@aegera.com
301-251-6003
HUMAN GENOME SCIENCES AND AEGERA THERAPEUTICS
ANNOUNCE LICENSING AND COLLABORATION AGREEMENT ON NOVEL ANTI-CANCER DRUGS
- HGS acquires exclusive rights to develop and commercialize small-molecule IAP inhibitors in oncology -
- Lead compound AEG40826 works synergistically with HGS TRAIL receptor antibodies to enhance anticancer activity of both drugs -
- IAP inhibitors also show promise alone and in combination with other anti-cancer agents across broad range of cancers -
ROCKVILLE, Maryland and MONTREAL, Quebec — December 20, 2007 — Human Genome Sciences, Inc. (Nasdaq: HGSI) and Aegera Therapeutics Inc. today announced an agreement under which HGS has acquired exclusive worldwide rights (excluding Japan) to develop and commercialize AEG40826 and related backup compounds to be chosen during a three-year research collaboration. AEG40826 is a potent small-molecule inhibitor of multiple IAP (inhibitor of apoptosis) protein family members that is expected to begin oncology clinical trials in early 2008.
“Today’s announcement underscores HGS’s commitment to develop novel targeted therapies for the treatment of cancer,” said H. Thomas Watkins, President and Chief Executive Officer, HGS. “Our company has pioneered development of antibody therapies based on the TRAIL receptor apoptotic pathway, and we will now have the opportunity to work collaboratively with Aegera Therapeutics to develop and commercialize exciting small-molecule drugs that also enhance apoptosis in cancer cells. We look forward to developing our TRAIL receptor antibodies and IAP inhibitors in combination with one another and in combination with other therapeutic agents. We believe this agreement substantially enhances the value of our promising oncology franchise.”
Under the agreement, HGS has paid Aegera an upfront license fee of $15 million and has made an equity investment of C$5 million. Aegera will be entitled to receive up to $295 million in future development and commercial milestone payments, including a $5 million milestone payment upon FDA clearance of an IND. Aegera will receive double-digit royalties on net sales in the HGS territory. In North America, Aegera will have the option to co-promote, under which it will share certain expenses and profits (30%) in lieu of its royalties. Aegera retains the non-oncology rights to its IAP inhibitors that are not selected for development under this agreement.
“We carefully evaluated potential partners for our small molecule IAP oncology franchise and are very excited to announce our collaboration with Human Genome Sciences today,” said Dr. Michael Berendt, President and Chief Executive Officer, Aegera Therapeutics. “We believe that the combination of our extensive knowledge of the control of apoptotic pathways with HGS’s unparalleled understanding of the development of targeted therapeutics, their strong research and development teams and their leadership in the clinical development of TRAIL receptor human monoclonal antibodies will significantly enhance the potential for the rapid and successful development of AEG40826 and follow-on compounds for multiple oncology indications.”
Preclinical studies of AEG40826 in combination with the HGS TRAIL receptor antibodies have demonstrated dramatic synergistic activity against a number of cancer types, including prostate, breast, esophageal, colorectal and non-small cell lung cancer. Preclinical studies also show that AEG40826 has significant anti-tumor activity alone and in combination with other anti-cancer agents in a broad range of cancers.
About AEG40826, a Small Molecule IAP Inhibitor
Activation of apoptosis (programmed cell death) in cancer cells is a key goal of cancer treatment. The proteins in the IAP (inhibitor of apoptosis) family are important regulators of apoptosis in cancer cells. A growing body of evidence indicates that cancer cells may avoid apoptosis by the sustained over-expression of one or more members of the IAP family. Decreased IAP expression has been shown to sensitize a number of tumor types to a wide variety of treatment modalities.
AEG40826 is a member of a new class of designed small molecules that directly, or in combination with other anti-cancer treatments, cause the death of tumor cells through antagonism of IAP function. Preclinical studies clearly demonstrate that AEG40826 potently stimulates apoptosis of human tumor cells in vitro and in vivo. Consistent with its mechanism of action, AEG40826 causes a rapid loss of IAP proteins in human tumor xenografts.

Conference Call
HGS management will hold a conference call to discuss this announcement today at 11 AM Eastern time. Participants may listen to the call by dialing 888-233-8128 or 913-312-0734, passcode 2718784, five to 10 minutes before the start of the call. A replay of the conference call will be available for several days by dialing 888-203-1112 or 719-457-0820, passcode 2718784. This conference call also will be webcast. Interested parties who wish to listen to the webcast should visit the Human Genome Sciences website at www.hgsi.com. The archive of the conference call will be made available within a few hours after the call and will remain available for several days.
About Aegera Therapeutics Inc.
Aegera Therapeutics is a clinical-stage biotechnology company focused on developing drugs that control apoptosis to address major unmet medical needs. In addition to AEG40826, Aegera has three clinical stage/IND track programs in development for oncology and neuropathic pain:
•	AEG35156 targets a key anti-apoptotic protein XIAP, and is currently in four Phase II clinical trials for the treatment of solid tumors and leukemia;
•	AEG41174 is a novel, non-ATP competitive, small molecule tyrosine kinase inhibitor targeting therapeutically significant kinases including JAK2 and Bcr-Abl, and is currently in a Phase 1 clinical trial;
•	AEG33773 is a novel, orally active small molecule developed to treat painful diabetic neuropathy; definitive IND-enabling preclinical toxicology testing has been completed.
For more information about Aegera, please visit the website: www.aegera.com.
About Human Genome Sciences
The mission of HGS is to apply great science and great medicine to bring innovative drugs to patients with unmet medical needs.
The HGS clinical development pipeline includes novel drugs to treat hepatitis C, lupus, anthrax disease, cancer and other immune-mediated diseases. The Company’s primary focus is rapid progress toward the commercialization of its two key lead drugs, Albuferon® (albinterferon alfa-2b) for hepatitis C and LymphoStat-B® (belimumab) for lupus. Phase 3 clinical trials of both drugs are ongoing.
ABthrax™ (raxibacumab) is in late-stage development for the treatment of anthrax disease, and the Company is on track to begin the delivery in 2008 of 20,000 doses of ABthrax to the Strategic National Stockpile under a contract entered into with the U.S. Government in June 2006. Other HGS drugs in clinical development include two TRAIL receptor antibodies for the treatment of cancers.

For more information about Human Genome Sciences, please visit the Company’s web site at www.hgsi.com. Health professionals interested in information about clinical trials involving HGS products are encouraged to inquire via the Contact Us section of the Human Genome Sciences web site, www.hgsi.com/products/request.html, or by calling (301) 610-5790, extension 3550.
ABthrax, Albuferon, LymphoStat-B, HGS and Human Genome Sciences are trademarks of Human Genome Sciences, Inc.
HGS Safe Harbor Statement
This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements are based on Human Genome Sciences’ current intent, belief and expectations. These statements are not guarantees of future performance and are subject to certain risks and uncertainties that are difficult to predict. Actual results may differ materially from these forward-looking statements because of the Company’s unproven business model, its dependence on new technologies, the uncertainty and timing of clinical trials, the Company’s ability to develop and commercialize products, its dependence on collaborators for services and revenue, its substantial indebtedness and lease obligations, its changing requirements and costs associated with facilities, intense competition, the uncertainty of patent and intellectual property protection, the Company’s dependence on key management and key suppliers, the uncertainty of regulation of products, the impact of future alliances or transactions and other risks described in the Company’s filings with the Securities and Exchange Commission. In addition, the Company will continue to face risks related to animal and human testing, to the manufacture of ABthrax and to FDA concurrence that ABthrax meets the requirements of the ABthrax contract. If the Company is unable to meet the product requirements associated with the ABthrax contract, the U.S. government will not be required to reimburse the Company for the costs incurred or to purchase any ABthrax doses. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of today’s date. Human Genome Sciences undertakes no obligation to update or revise the information contained in this announcement whether as a result of new information, future events or circumstances or otherwise.
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